Exhibit 10.1

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this “Amendment”) is made effective as of October 3, 2023 by and between Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), a New York corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of February 15, 2022 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 8.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement with the written consent of the Registered Holders of a majority of the outstanding Warrants as it relates to the Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to redeem the Warrants for cash on the terms and subject to the conditions set forth herein; and

WHEREAS, following a consent solicitation undertaken by the Company, the Registered Holders of a majority of the outstanding Warrants have consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.	Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding the new Section 6A thereto:

“6A. 6A Redemption.

6A.1 Company Election to Redeem. Notwithstanding any other provision in this Agreement to the contrary, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6A.2 below, for $0.35 in cash for every Warrant held by the holder thereof (the “6A Redemption Price”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock).

6A.2 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants, the Company shall fix a date for the redemption (the “6A Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than five (5) days prior to the 6A Redemption Date to the Registered Holders of the Warrants at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6A.3 Exercise After Notice of Redemption. The Warrants may be exercised for cash only in accordance with subsection 3.3.1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the 6A Redemption Date. On and after the 6A Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the 6A Redemption Price.

8. Miscellaneous Provisions.

8.1 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.2 Applicable Law and Exclusive Forum. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the parties hereby agree that any action, proceeding or claim against them arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this section will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

8.3 Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

8.4 Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

8.5 Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of October 19, 2023.

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ Mark Walker
Name: Mark Walker
Title: Chief Executive Officer

EQUINITI TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Corporate Actions Relationship Management & Operations

[Signature Page to Amendment to Warrant Agreement]